EXHIBIT 7(B)(2)

                          NETWORK PRODUCTS BUSINESS OF
                         DIGITAL EQUIPMENT CORPORATION

                            STATEMENT OF ASSETS SOLD
                                  (unaudited)
                                 (in thousands)


                                     SEPTEMBER 27,
                                          1997
                                     -------------
ASSETS

Inventory                                  $58,086
Net property, plant and equipment           25,216
Prepaid license                              5,000
Other investment                             5,000
                                     -------------
  Total assets sold                        $93,302
                                     =============


   The accompanying notes are an integral part of the financial statements.